CONSULTING AGREEMENT

         The parties to this Consulting Agreement ("Agreement") are Woodrow USA Corporation (the "Consultant") and Uncommon Media Group, Inc., a Florida corporation (the "Company"). The Company desires to contract with the Consultant for certain Strategic Partnering relations services, and the Consultant is willing to render such services as hereinafter more fully set forth.

         THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, the parties agree as follows:

         1. Engagement of the Consultant. The Company hereby engages and retains the Consultant to render to the Company the strategic product sourcing services described in Section 2 hereof (the "Services") for a period of twelve months commencing on the date hereof (the "Consulting Period").

         2. Description of Consulting Services. The Consultant agrees to act as advisor to the Company and, in that regard, to assist the Company (1) in identifying, analyzing, structuring, and negotiating suitable business opportunities of which the Company may take advantage. (2) Review Company's current and proposed structures with regard to budget and business plan objectives, and written materials relating to strategic planning which are supplied to Woodrow USA, and reasonably discuss comments and questions from Woodrow USA. (3) Introductions to legal counsel, accounting, investment banking and other professionals to provide services to the Company as needed. (4) Introductions to potential strategic partners, business associates and other contacts to assist the Company with the implementation of its business plan. (5) ..Identifying candidates for potential mergers and acquisitions. Introductions to technical professionals who are competent in executing the business's development needs.

         3. Payment for Services Rendered. Payment for Business Combination introductions and advice, whether or not successful or accepted by the Company, Company shall pay Consultant a sum of 3,000,000 Shares of Unrestricted Common Stock at this time, to compensate for all fees and expense of consultant without the need of consultant to supply any accounting, and consultant hereby agrees that no other fees or expenses are due at this time under this Agreement.

         4. Term. The Term shall commence as of the date hereof and shall continue for one (1) year(s).


         5. Representations of Consultant.

                  5.1 The Consultant acknowledges that he/she/it has been furnished by the Company during the course of evaluating his/her/its interest in this transaction with all information regarding the Company which he/she/it had requested or desired to know; that all documents which could be reasonably provided have been made available for his/her/its inspection and review; that he/she/it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of this Consulting agreement.

                  5.2 The Consultant acknowledges that this payment of Shares may involve tax consequences and that he/she/it has received no opinions or statements from the Company in respect of same. The Consultant further acknowledges that he/she/it must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Shares.



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                  5.3 The Consultant acknowledges that he/she/it has not been the subject of any general solicitation by the Company, and that he/she/it knows of no general solicitation, including any general advertising, by the Company in connection with the sale of the Shares.

                  5.4 The Consultant hereby agrees to indemnify and hold harmless the Company and each of its officers, directors, affiliates, shareholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses as such are incurred) incurred by each such person in connection with defending or investigating any claims or liabilities, whether or not resulting in any liability to such person to which any such indemnified party may become subject under the Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in this Agreement, or (b) arise out of or are based upon any breach of any representation, warranty or agreement contained herein.

         6. Nonexclusivity of this Agreement. The Company expressly understands and agrees that the Consultant shall not be prevented or barred from rendering services of the same nature as, or a similar nature to, those described herein, or of any nature whatsoever, for or on behalf of any person, firm, corporation or entity other than the Company. The Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those described herein or of any nature whatsoever.

         7. Disclaimer of Responsibility for Acts of the Company. The obligations of the Consultant described in this Agreement consist solely of the furnishing of information and advice to the Company. In no event shall the Consultant be permitted or required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company. Consultant is, and to be considered an Independent Contractor of the Company. All final decisions with respect to acts of the Company, its subsidiaries or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by the Consultant hereunder, shall be those of the Company or such subsidiaries or affiliates.

         8. Acknowledgement. The Company acknowledges that Consultant is not a registered broker-dealer and that Consultant cannot, and shall not be required hereunder to, engage in the offer or sale of securities on behalf of the Company. While Consultant has relationships and contacts with various investors, broker-dealers, and investment funds, Consultant's participation in the actual offer or sale of the Company securities shall be limited to that of an advisor to the Company and a "finder" of investors, broker-dealers and funds. The Company acknowledges and agrees that the solicitation and consummation of any purchases of the Company's securities shall be handled by the Company or one or more NASD member firms engaged by the Company for such purposes.

         9. Confidentiality. The Consultant will not disclose to any other person, firm, or corporation, nor use for its own benefit, during or after the term of this Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by the Consultant in the course of performing services hereunder. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under



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development, production methods and processes, sources of supply, customer lists and marketing plans.) Any consulting or other advice rendered by the Consultant pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of the Consultant. Any information, which (i) at or prior to the time of disclosure by the Company to the Consultant was generally available to the public through no breach of this Agreement, (ii) was available to the public on a nonconfidential basis prior to its disclosure by the Company to the Consultant or (iii) was made available to the public from a third party provided that such party did not obtain or disseminate such information in breach of any legal obligation of the Consultant shall not be deemed confidential information of the Company for purposes hereof.

         10. Amendment. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

         11. Waiver. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

         12. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

         13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

         14. Notices. All notices, requests, payments, instructions, claims or other communications hereunder shall be in writing and shall be deemed to be given or made when delivered by first-class, registered or certified mail to the following address or addresses or such other address or addresses as the parties may designate in writing in accordance with this Section:

If to the Company:                  Uncommon Media Group, Inc.
                                    33 West 54th Street
                                    2nd Floor
                                    New York, NY 10019

         With a copy to:            Membrado & Montell, LLP
                                    535 W. 34th Street
                                    New York, NY 10001


If to the Consultant:               [                ]
                                    Attn:

         15. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Agreement shall not be binding on or inure to the benefit of any successor or assign of the Consultant where, as a result of such succession or assignment, control of the entity which would otherwise succeed to the rights and obligations of this Agreement is materially different from the control of the entity having such rights and obligations prior to such succession or assignment.

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

         16. Entire Contract. This Agreement shall constitute the only agreement between the Company and the Consultant. No representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect.

         17. Captions. The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement or affect in any way the meaning or interpretation of this Agreement.

         18. Severability. To the extent possible, each provision of this Agreement shall be interpreted in a manner as to be valid, legal and enforceable. Any term of provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective solely to the extent of such provision which is invalid or unenforceable within rendering invalid or unenforceable the remaining terms and conditions hereof.

         19. Execution in Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 17th day of November, 2001.



CONSULTANT:



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UNCOMMON MEDIA GROUP, INC



By: ______________________
         Lawrence Gallo
         CEO/PRESIDENT





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